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                                                                    EXHIBIT 99.1

LOGO OF EASTERN ENVIRONMENTAL SERVICES, INC.

       LANDFILL
     MANAGEMENT

          WASTE
 TRANSPORTATION  April 11, 1996

  RR#4 Box 4452
DRUMS, PA 18222  FOR IMMEDIATE RELEASE
                 ---------------------

     717-788-7020
FAX: 717-788-7024  CONTACT:        Mr. William C. Skuba
                                   Chief Executive Officer (717) 788-7020


                     EASTERN ENVIRONMENTAL SERVICES, INC.


        Drums, PA -- April 11, 1996 -- Eastern Environmental Services, Inc. (NASDAQ:EESI) today announced that it is considering several strategic and capital raising alternatives including possible business combinations, additional debt or equity placements, industrial revenue bond offerings and other alternatives. The Company also announced that William C. Skuba, the Company's Chairman, Chief Executive Officer, and controlling shareholder, is currently in discussions with respect to the possible sale of certain of his holdings of the Company stock to a group of investors who would commit to provide capital to fund the company's operations. No assurance can be given that any of the above discussions or alternatives will result in a transaction.

        Eastern Environmental Services, Inc., is an integrated waste services company specializing in the disposal and transportation of non-hazardous residential, commercial and industrial waste. It operates throughout the eastern United States.


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